Exhibit 99.1

Axogen Completes Acquisition of BioCircuit Technologies, Adding NerveTape™, the First FDA Cleared Device for Sutureless Peripheral Nerve Repair

ALACHUA and TAMPA, FL – October 1, 2026 - Axogen, Inc. (“Axogen” or the “Company”) (Nasdaq: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today announced that it has completed its previously announced acquisition of BioCircuit Technologies, Inc. (“BioCircuit”), a privately held medical device company and developer of NerveTape™.

“This is a significant day for Axogen and the surgeons and patients we serve,” said Michael Dale, President and Chief Executive Officer of Axogen. “NerveTape represents a new standard of care as the first sutureless nerve repair option—one that is simpler, faster, and more effective than microsuturing. This innovative technology directly addresses surgeons’ everyday need to repair nerves and aligns perfectly with Axogen’s mission to make the restoration of peripheral nerve function an expected standard of care. It is therefore an ideal fit with our direct sales organization and hospital contracting capabilities, enabling and unlocking NerveTape’s full potential.”

The Company expects BioCircuit to contribute approximately $6 million to fourth-quarter 2026 and approximately $34 million to 2027 revenue. This contribution was not included in Axogen’s most recently issued full-year 2026 guidance of at least 24% revenue growth. The Company continues to expect gross margin to be at least 73% and to be free cash positive for the full-year 2026.

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen’s product portfolio includes Avance® (acellular nerve allograft-arwx), Avance® Nerve Graft, Axoguard Nerve Connector®, Axoguard Nerve Protector®, Axoguard HA+ Nerve Protector™, Axoguard Nerve Cap®, and Avive+ Soft Tissue Matrix®.

About BioCircuit Technologies

BioCircuit Technologies, based in Atlanta, Georgia, develops and commercializes medical devices for peripheral nerve repair and neuromodulation, with expertise in biomaterials, precision Nitinol design and manufacturing, and bioelectronics for nerve stimulation and recording. Its first commercial product, NerveTape™, is the first FDA-cleared sutureless device for repairing transected nerves. BioCircuit has been supported by small business funding from the National Institutes of Health along with private investment from Alsora Capital, GRA Venture Fund, Michael Masters of Masters Capital Management, and other investors. For more information, visit www.biocircuit.com.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding Axogen’s ability to successfully integrate BioCircuit and realize the anticipated benefits of the acquisition, the expected financial impact of the acquisition and related financial guidance and outlook, including expected revenue, revenue growth, revenue contribution from BioCircuit in the fourth quarter of 2026 and in 2027, gross margin, free cash flow, as well as expectations regarding the commercialization and adoption of NerveTape and the expansion of Axogen’s addressable market. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties related to the integration of BioCircuit and the realization of the anticipated benefits of the acquisition and the risks and uncertainties inherent in Axogen’s business, including the risks and uncertainties described in the Company’s periodic filings with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Axogen can be found under the heading “Risk Factors” in Axogen’s periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2025 and in its subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Axogen undertakes no obligation to update or revise any forward-looking statements contained herein.

Media Contact:
Axogen, Inc.
InvestorRelations@axogeninc.com.